Exhibit 99.1

Blueprint Medicines and Proteovant Therapeutics Announce Strategic Collaboration to Advance Novel Targeted Protein Degrader Therapies

-- Collaboration will leverage Proteovant’s Artificial Intelligence-enhanced targeted protein degradation platform and Blueprint Medicines’ small molecule precision medicine capabilities to address medical needs in oncology and hematology –

-- Under the agreement, the companies will discover and advance up to two novel protein degrader target programs into development, with the option to extend to two additional programs --

-- Proteovant to receive a $20 million upfront payment and up to an additional $632 million in milestone payments plus tiered royalties from Blueprint Medicines --

CAMBRIDGE, Mass., (Feb. 28, 2022) / PRNewswire/ -- Blueprint Medicines Corporation (NASDAQ: BPMC) and Proteovant Therapeutics today announced a strategic collaboration to advance novel targeted protein degrader therapies to address important areas of medical need. Targeted protein degradation harnesses the body’s natural protein disposal system and offers the potential to develop new medicines that target historically difficult-to-drug proteins that play an important role in causing serious diseases.

The collaboration will bring together Proteovant’s Artificial Intelligence (AI)-enhanced targeted protein degradation (TPD) platform and Blueprint Medicine’s precision medicine expertise to discover novel targeted protein degraders. The companies will jointly research important targets and advance up to two novel protein degrader therapies into development candidates. As a core part of the collaboration, Proteovant’s exclusive partner for TPD, VantAI, will deploy its leading AI technologies for degrader generation and optimization. Upon designation of a clinical development candidate, Blueprint Medicines has the exclusive option to develop and commercialize products resulting from the collaboration. Proteovant has the option to co-develop and co-commercialize the second of the two Blueprint Medicines-optioned programs in the U.S.

“At Blueprint Medicines, we strive to stay on the cutting edge by identifying emerging precision medicine technologies with potential to complement and further amplify our highly productive research platform,” said Fouad Namouni, M.D., President of Research and Development at Blueprint Medicines. “Recent scientific advancements in the field of targeted protein degradation have revealed opportunities to expand our core kinase capabilities and explore new ways to treat difficult to drug and novel targets, as well as address on-target resistance mechanisms. This collaboration with Proteovant Therapeutics will enable us to expand our platform more quickly in our mission to improve outcomes for patients with cancer and blood disorders.”

“Protein degradation is one of the most promising areas of drug discovery and presents us with the opportunity to discover potent, selective, well-tolerated and potentially more effective therapeutics that can reach previously undruggable targets,” said Drew Fromkin, CEO, Proteovant Therapeutics. “We have created a powerful degrader discovery engine that harnesses the synergies of Proteovant’s deep drug hunting expertise with VantAI’s proprietary AI platform driven by its Protein Contact First approach. We are excited to bring our targeted protein degradation platform together with Blueprint Medicines’ vast precision therapy expertise to energize the fight against these dynamic and debilitating diseases.”

Subject to the terms of the agreement, Proteovant will receive a $20 million upfront payment and will be eligible to receive up to an additional $632 million in potential research, development, regulatory and commercialization milestone payments plus tiered royalties from mid- to high-single digits on net sales on the first two program targets, subject to adjustment in specified circumstances. Of the total contingent payments, up to $105 million would be preclinical, clinical development and regulatory milestones and up to $527 million would be approval and sales milestones. Each company will be responsible for its own costs under the research plan. Should Proteovant opt in to the second program, the parties will split profits and losses of that program equally in the U.S. along with development costs and the milestone payments for the program will be reduced accordingly. Proteovant will be eligible to receive milestone payments and royalties on ex-U.S. sales. In addition, the partners may jointly extend the collaboration, with the same structure and financial terms, to two additional program targets through additional funding by Blueprint Medicines.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

About Proteovant Therapeutics

Proteovant is leveraging the process of protein degradation to discover and develop transformative medicines for the treatment of patients with life-altering diseases. Protein degradation harnesses the human body’s innate cellular machinery by way of the ubiquitin proteasome system (UPS) to identify and mark disease causing proteins for destruction. This promising approach provides the opportunity to target proteins of interest, many of which were previously considered undruggable. Proteovant integrates its foundational degrader portfolio, internal deep drug hunting expertise, and VantAI’s proprietary ‘Protein Contact First’ deep learning platform to advance novel protein degraders across a range of therapeutic areas. Founding investors include Roivant Sciences and SK Inc. Visit www.proteovant.com and follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding plans, strategies, timelines and expectations for Blueprint Medicines’ current or future approved drugs and drug candidates, including timelines for marketing applications and approvals, the initiation of clinical trials or the results of ongoing and planned clinical trials; Blueprint Medicines’ plans, strategies and timelines to nominate development candidates; plans and timelines for additional marketing applications for avapritinib and pralsetinib and, if approved, commercializing avapritinib and pralsetinib in additional geographies or for additional indications; the potential benefits of any of Blueprint Medicines’ current or future approved drugs or drug candidates in treating patients; the potential benefits of Blueprint Medicines’ collaborations; the anticipated benefits of targeted protein degradation; and Blueprint Medicines’ strategy, goals and anticipated financial performance, milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT/AYVAKYT and GAVRETO or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; and the success of Blueprint Medicines’ current and future collaborations, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Blueprint Medicines Contacts

Media:

Sarah Mena Guerrero

+1 (617) 714-6684

media@blueprintmedicines.com

Investor Relations:

Kristin Hodous

+1 (617) 714-6674

ir@blueprintmedicines.com

Proteovant Contacts

Media:

Liz Boten

Liz.Boten@canalecomm.com